NON-CIRCUMVENTION AND NON-DISCLOSURE AGREEMENT

    This Non-Circumvention and Non-Disclosure Agreement (hereinafter referred to as the "Agreement" is made this 6th of February, 1999 by and between High Speed Net Solutions and R. J. Seifert Enterprises. Collectively, all the parties hereto may be referred to hereinafter as the "Parties", shall include both disclosing party and informed party without prejudice.

    Whereas, the Parties wish to associate themselves for the purpose of working together for their individual and common benefit.

    Now, therefore, in consideration of the representations, agreements, promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

    1. The Parties agree to abide by the following rules of non-circumvention and non-disclosure for a period of Two years from the effective date hereof. Such covenant and agreement shall survive termination of this Agreement for any reason whatsoever.

         a) Each Party, for itself and its associates as defined below, represents and warrants that it shall not conduct business with any sources or contacts, or said source's or contact's associates as defined below, that are originally made known and/or available by another Party hereto, at any time or in any manner, without the express written permission (not to be unreasonably withheld) of the Party who made the source(s) known and/or available.

         b) For purposes of this Agreement, the term "associates" or "contacts" shall be defined as: in the case of a business entity its officers, directors, affiliates, subsidiaries, associated entities, and any other business entity in which the business entity owns five percent (5%) or more of the outstanding equity interest.

         c) The Parties will maintain complete confidentiality regarding this Agreement and all transactions occurring thereunder, each other's business, business sources and affiliates and each other's propriety knowledge and know-how, and will disclose such information only pursuant to the express written permission of the party who made such information available save where such information deemed to be in the public domain or under the order of a competent Court or Government Agency.

         d) This Agreement and each additional agreement concluded or written or verbal disclosure made between the Parties, shall be kept confidential and is not to be reproduced, communicated or distributed in any manner whatsoever except on a "need to know" basis to persons directly involved with the closing of any transaction contemplated between the Parties, or legal counsel of a Party.

         e) It is understood and agreed that by reason of this "Agreement" the "Parties" that are involved during the course of business transactions may learn from one another, or from the principals the names, addresses, telephone numbers of lenders, agents, brokers, clients or others hereafter referred to as "Contracts" and or "Associates".

         f) It is understood and agreed that the "Contracts" of each party hereto are and shall be recognized as exclusive and valuable "Contracts" and that the parties will not directly or indirectly negotiate or participate in any transaction circumventing the party who first provided the "Contract".

    2. The Agreement is valid and effective for all purposes, business, communications, negotiations, disclosures and transactions of whatever nature between the Parties for a period of two (2) years from the effective date hereof.

    3. Each Party represents, warrants and covenants that all information furnished by said party, or to be furnished by said Party, or to any other Party or Parties hereto is, or will be, true, complete, correct and accurate to best of said Party's knowledge, ability and belief.

    4. In the event of circumvention by the "Parties" involved in this transaction, either directly or indirectly, it is agreed and guaranteed that a monetary penalty will be paid by the person or persons engaged in or circumvention. This payment will additionally include all reasonable legal expenses incurred by the aggrieved party.

    5. This Agreement contains the entire and complete understanding existing between the Parties of the date of its execution regarding the subject matters contained herein, and all former representations, promises or covenants, whether written or verbal, are null and void.

    6. This Agreement may be modified only by written agreement duly executed by all Parties hereto.

    7. This Agreement shall be binding upon, and inure to the benefit of the heirs, legal representatives, successors, designees, and/or assigns of the Parties. The executor, administrator, or personal representative of a deceased party shall execute and deliver any document(s) or legal instrument(s) necessary or desirable to carry out the provisions hereof.

    8. Any written notice required or allowed to be given hereunder shall be deemed to have been duly and properly given and delivered (a) as of the date actually hand delivered to the Party to be charged with receipt.

    9. Any copy of this Agreement, or any other documents executed and/or signed by any of the Parties hereto, and sent to another Party hereto by facsimile transmission carries the full force and effect as if it were the hand delivered original.

    10. This Agreement was negotiated and prepared jointly by all Parties hereto, and each Party acknowledges that they have had ample opportunity to consult legal, financial and other counsel concerning all aspects, terms and condition of this Agreement. This Agreement may be executed in multiple counterpart copies, each of which shall be deemed a duplicate original.

    11. No party shall be considered or adjudged to be in violation of this Agreement when the violation is due to situations beyond the said party's control, such as acts of God, civil disturbances, theft, or said Party's connections having prior knowledge or possession of privileged information, contacts, or contacts without the disclosure, intervention or assistance of said party or aid Parties associates as defined herein. Essentially, the spirit behind this Agreement is one of mutual trust, confidence and reliance upon each party to do what is fair and equitable.

    12. This Agreement is a full recourse agreement concluded under the laws of Pennsylvania and said forum shall be applicable law covering the construction, interpretation, execution, validity, enforceability, performance, and any other such matters in respect to this Agreement, including any breach or claim of breach hereof.

    13. This Agreement shall be governed by law and construed to be in accordance with the laws of the State of Pennsylvania applicable to contracts made and to be performed solely in such State by parties thereof. Any dispute arising out of this Agreement shall be adjudicated in arbitration under the rules of the American Arbitration Association. The prevailing party in any dispute shall be reimbursed reasonable attorneys fees.

    IN WITNESS WHEREOF, THE "PARTIES" HERETO HAVE EXECUTED THIS "AGREEMENT" ON THE DATES SET FORTH BELOW.

         Agreed, executed and acknowledged on 2/9/99 , 1999


/s/ Michael M. Cimino                           /s/ Richard Seifert     02/08/99
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Mike Cimino for High Speed Net                  Richard Seifert for R J Seifert
Solutions                                       Enterprises




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